UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178825	27-3888260
State or other jurisdiction	Commission File Number	IRS Employer
incorporation		Identification No.

4400 Route 9 South, Suite 1000, Freehold,	NJ 07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5-	Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal year

Effective July 23, 2018, the Company completed a 1-for-1,000 reverse stock split of its issued and outstanding common stock. The number of shares of common stock issued and outstanding post- reverse stock split is 1,404,073. All fractional shares have been rounded up to the next whole share. There is no reduction in the number of the Company’s shareholders of record. The Company’s trading symbol will be MFSTD. The symbol will revert back to MFST twenty (20) business days after the effective date.

Section 7-	Regulation FD

Item 7.01	Regulation FD Disclosure

The Company incorporates by reference the disclosures in Item 5.03. Included with this report is a press release announcing the reverse stock split and other corporate information.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Attached to this Report as Exhibit 99.1 is the press release referred to in Item 7.01 of this report.

Exhibit No.	Description

99.1	Press release dated July 25, 2018

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS INC.

Dated: July 25, 2018	By:	/s/ Bruce Schoengood
President & Chief Executive Officer

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